Exhibit 10.3

FASTSCALE TECHNOLOGY, INC.

2006 STOCK INCENTIVE PLAN

1. Purpose. The purpose of this 2006 Stock Incentive Plan (the “Plan”) is to enable FASTSCALE TECHNOLOGY, INC., a Delaware corporation, (the “Corporation”) to attract and retain the services of selected employees, officers, directors and other key contributors (including consultants and non-employee agents) of the Corporation or any Parent or Subsidiary of the Corporation.

Capitalized terms used herein shall have the meanings ascribed to such terms in Section 3.3.

2. Shares Subject to the Plan. Subject to adjustment as provided below, the shares to be offered under the Plan shall consist of Common Stock of the Corporation, and the total number of shares of Common Stock that may be issued under the Plan shall not exceed Two Million Five Hundred Thousand (2,500,000) shares. The shares issued under the Plan may be authorized and unissued shares or reacquired shares. If an option or stock appreciation right granted under the Plan expires, terminates or is cancelled, the unissued shares subject to such option or stock appreciation right shall again be available under the Plan. If shares sold or awarded as a bonus under the Plan are forfeited to the Corporation, the number of shares forfeited shall again be available under the Plan.

3. Effective Date, Duration and Definitions.

3.1 Effective Date. The Plan shall become effective as of March 23, 2006.

3.2 Duration. The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board may suspend or terminate the Plan at any time except with respect to options and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding option or the forfeitability of shares issued under the Plan.

3.3 Definitions. The following definitions shall apply to the respective capitalized terms used herein:

Board means the Board of Directors of FastScale Technology, Inc.

Code means the Internal Revenue Code of 1986, as amended.

Common Stock means the Common Stock of FastScale Technology, Inc.

Corporation means FastScale Technology, Inc., a Delaware corporation.

Employee means an individual who is in the employ of the Corporation or one or more Parent or Subsidiary corporations. An optionee shall be considered to be an Employee for so long as such individual remains in the employ of the Corporation or one or more Parent or Subsidiary corporations, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

Exercise Date shall be the date on which written notice of the exercise of an outstanding option under the Plan is delivered to the Corporation. Such notice shall be in the form of a stock purchase agreement incorporating any first refusal rights or repurchase rights retained by the Corporation with respect to the Common Stock purchased under the option.

Fair Market Value of a share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(a) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the Fair Market Value shall be the mean between the highest bid and the lowest asked prices (or if such information is available the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ National Market System or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid and lowest asked prices (or closing selling price) on the last preceding date for which such quotations exist shall be determinative of Fair Market Value.

(b) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

(c) If the Common Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, or if the Plan Administrator determines that the valuation provisions of subsections (i) and (ii) above will not result in a true and accurate valuation of the Common Stock, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate under the circumstances.

Incentive Option means an incentive stock option, which satisfies the requirements of Section 422 of the Code.

Non-Statutory Option means an option not intended to meet the statutory requirements prescribed for an Incentive Option.

Parent corporation means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Plan means this FastScale Technology, Inc. 2006 Stock Incentive Plan.

Plan Administrator means the Board or the Committee, to the extent the Committee is responsible for plan administration in accordance with Section 4.

Retirement or Retire means, unless otherwise defined by the Plan Administrator from time to time for the purposes of the Plan, termination of Service on or after the date the individual reaches “normal retirement age” as that term is defined in Section 411(a)(8) of the Code.

Service means the performance of services for the Corporation or one or more Parent or Subsidiary corporations by an individual in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor, unless a different meaning is specified in the option agreement evidencing the option grant, the purchase agreement evidencing the purchased option shares or the issuance agreement evidencing any direct stock issuance. An optionee shall be deemed to remain in Service for so long as such individual renders services to the Corporation or any Parent or Subsidiary corporation on a periodic basis in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor.

Subsidiary corporation means each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

10% Shareholder means the owner of stock (as determined under Section 424(d) of the Code) possessing 10% or more of the total combined voting power of all classes of stock of the Corporation or any Parent or Subsidiary corporation.

4. Administration.

4.1 Board of Directors. The Plan shall be administered by the Board of Directors of the Corporation, which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Plan Administrator may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any Exercise Date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Plan Administrator necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Plan Administrator shall be final and conclusive. The Plan Administrator may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

4.2 Committee. The Plan Administrator may delegate to a committee of the Board or specified officers of the Corporation, or both (the “Committee”) any or all authority for administration of the Plan. If authority is delegated to a Committee, all references to the Plan Administrator in the Plan shall mean and relate to the Committee except

(a) as otherwise provided by the Board,

(b) that only the Board may amend or terminate the Plan as provided in Section 3.2 and Section 13; and

(c) that a Committee including officers of the Corporation shall not be permitted to grant options to persons who are officers of the Corporation.

5. Types of Awards: Eligibility. The Plan Administrator may, from time to time, take the following actions, separately or in combination, under the Plan:

5.1 grant Incentive Options, as defined in Section 422 of the Code, as provided in Sections 6.1 and 6.2;

5.2 grant options other than Incentive Options (“Non-Statutory Options”) as provided in Sections 6.1 and 6.3;

5.3 award stock bonuses as provided in Section 7;

5.4 sell shares subject to restrictions as provided in Section 8; and

5.5 grant cash bonus rights as provided in Section 9.

Any such awards may be made to Employees, directors, officers, consultants and advisors; provided, however, that awards shall only be made to consultants and advisors if (i) they are natural persons; (ii) they provide bona fide services to the Corporation, its Parents, its majority-owned subsidiaries or majority-owned subsidiaries of its Parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Corporation’s securities. Further, only Employees of the Corporation, or any Parent or Subsidiary corporation, shall be eligible to receive Incentive Options under the Plan. The Plan Administrator shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Plan Administrator, an individual may be given an election to surrender an award in exchange for the grant of a new award.

6. Option Grants.

6.1 General Rules Relating to Options.

(a) Terms of Grant. The Plan Administrator may grant options under the Plan. With respect to each option grant, the Plan Administrator shall determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Option or a Non-Statutory Option.

(b) Exercise of Options. Except as provided in Section 6.1(d) or as determined by the Plan Administrator, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is in Service with the Corporation and shall have been so employed or provided such service continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Plan Administrator shall not, however, be deemed an interruption of Service for this purpose. Unless otherwise determined by the Plan Administrator, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability. Except as provided in Section 6.1(d) and Section 11, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Plan Administrator, provided that options shall not be exercised for fractional shares. Unless otherwise determined by the Plan Administrator, if the optionee does not exercise an option in any one year with respect to the full number of shares to which the optionee is entitled in that year, the optionee’s rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

(c) Nontransferability. Each Incentive Option and, unless otherwise determined by the Plan Administrator, each other option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee’s domicile at the time of death, and each option by its terms shall be exercisable during the optionee’s lifetime only by the optionee.

(d) Termination of Service.

(i) General Rule. Unless otherwise determined by the Plan Administrator, in the event the Service of the optionee with the Corporation, Parent or Subsidiary terminates for any reason other than because of Retirement, physical disability or death as provided in Sections 6.1(d)(ii) and 6.1(d)(iii), or for Cause, the option may be exercised at any time prior to the expiration date of the option or the expiration of 90 days after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

(ii) Termination Because of Retirement or Physical Disability. Unless otherwise determined by the Plan Administrator, in the event of the termination of Service because of Retirement, or physical disability (as that term is defined in Section 22(e)(3) of the Code), the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

(iii) Termination Because of Death. Unless otherwise determined by the Plan Administrator, in the event of the death of an optionee while in Service with the Corporation or a Parent or Subsidiary, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination and only by the person or persons to whom such optionee’s rights under the option shall pass by the optionee’s will or by the laws of descent and distribution of the state or country of domicile at the time of death.

(iv) Amendment of Exercise Period Applicable to Termination. The Plan Administrator, at the time of grant or at any time thereafter, may extend the 90-day and 12-month exercise periods to any length of time that is not later than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Plan Administrator may determine.

(v) Failure to Exercise Option. To the extent that the option of any deceased optionee or of any optionee whose Service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to such option shall cease and terminate.

(e) Purchase of Shares. Unless the Plan Administrator determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon receipt by the Corporation of notice in writing from the optionee of the optionee’s intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee’s present intention to acquire the shares for investment and not with a view to distribution, and any other information the Plan Administrator may request. Unless the Plan Administrator determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Corporation the full purchase price of such shares in cash (including, with the consent of the Plan Administrator, cash that may be the proceeds of a loan from the Corporation) or, with the consent of the Plan Administrator, in whole or in part, in Common Stock of the Corporation valued at Fair Market Value on the Exercise Date, restricted stock valued at Fair Market Value on the Exercise Date without regard to such restrictions, or other contingent awards denominated in either stock or cash, deferred compensation credits, promissory notes and other forms of consideration. No shares shall be issued until full payment therefore has been made. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Corporation in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Corporation on demand. If the optionee fails to pay the amount demanded, the Corporation may withhold that amount from other amounts payable by the Corporation to the optionee, including salary, subject to applicable law. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option, less the number of shares surrendered in payment of the option exercise.

(f) Right of First Refusal. The Corporation shall have the right of first refusal with respect to any proposed sale or other disposition by optionee of any shares of Common Stock issued pursuant to the Plan, until the date on which the Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. Such right of first refusal shall be exercisable in accordance with the terms and conditions established by the Plan Administrator and set forth in the stock purchase agreement evidencing the purchase of such option shares.

6.2 Incentive Options. The terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Incentive Options may only be granted to individuals who are Employees. Options, which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to such terms and conditions.

(a) Limitation on Amount of Grants. No Employee may be granted Incentive Options under the Plan if the aggregate Fair Market Value, on the date of grant, of the Common Stock with respect to which Incentive Options are exercisable for the first time by that Employee during any calendar year under the Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Corporation or any Parent or Subsidiary of the Corporation exceeds $100,000.

(b) Limitations on Grants to 10% Shareholders. An Incentive Option may be granted under the Plan to an Employee possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any Parent or Subsidiary of the Corporation only if the option price is at least 110% of the Fair Market Value of the Common Stock subject to the option on the date it is granted, as described in Section 6.2(d), and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

(c) Duration of Options. Subject to Sections 6.1(d) and 6.2(b), Incentive Options granted under the Plan shall continue in effect for the period fixed by the Plan Administrator, except that no Incentive Option shall be exercisable after the expiration of 10 years from the date it is granted.

(d) Option Price. The option price per share shall be determined by the Plan Administrator at the time of grant. Except as provided in Section 6.2(b), the option price shall not be less than 100% of the Fair Market Value of the Common Stock covered by the Incentive Option at the date the option is granted. The Fair Market Value shall be determined by the Plan Administrator.

(e) Limitation on Time of Grant. No Incentive Option shall be granted on or after the tenth anniversary of the effective date of the Plan.

(f) Conversion of Incentive Options. The Plan Administrator may at any time without the consent of the optionee convert an Incentive Option to a Non-Statutory Option.

6.3 Non-Statutory Options. Non-Statutory Options shall be subject to the following additional terms and conditions:

(a) Option Price. The option price for Non-Statutory Options shall be determined by the Plan Administrator at the time of grant. The option price may be less than the Fair Market Value of the shares on the date of grant.

(b) Duration of Options. Non-Statutory Options granted under the Plan shall continue in effect for the period fixed by the Plan Administrator.

7. Stock Bonuses. The Plan Administrator may award shares under the Plan as stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions, and restrictions determined by the Plan Administrator. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with such other restrictions as may be determined by the Plan Administrator. The Plan Administrator may require the recipient to sign an agreement as a condition of the award. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Plan Administrator. The certificates representing the shares awarded shall bear any legends required by the Plan Administrator. The Corporation may require any recipient of a stock bonus to pay to the Corporation in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Corporation may withhold that amount from other amounts payable by the Corporation to the recipient, including salary or fees for services, subject to applicable law. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

8. Restricted Stock. The Plan Administrator may issue shares under the Plan for such consideration (including promissory notes and services) as determined by the Plan Administrator, which consideration may be less than Fair Market Value of the Common Stock at the time of issuance. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Plan Administrator. The restrictions may include restrictions concerning transferability and forfeiture of the shares issued, together with such other restrictions as may be determined by the Plan Administrator. All Common Stock issued pursuant to this Section 8 shall be subject to a purchase agreement, which shall be executed by the Corporation and the prospective recipient of the shares prior to the delivery of certificates representing such shares to the recipient. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Plan Administrator. The certificates representing the shares shall bear any legends required by the Plan Administrator. The Corporation may require any purchaser of restricted stock to pay to the Corporation in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Corporation may withhold that amount from other amounts payable by the Corporation to the purchaser, including salary, subject to applicable law. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

9. Cash Bonus Rights.

9.1 Grant. The Plan Administrator may grant cash bonus rights under the Plan in connection with (i) options granted or previously granted; (ii) stock bonuses awarded or previously awarded; and (iii) shares sold or previously sold under the Plan. Cash bonus rights will be subject to rules, terms and conditions as the Plan Administrator may prescribe. The payment of a cash bonus shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

9.2 Cash Bonus Rights in Connection with Options. A cash bonus right granted in connection with an option will entitle an optionee to a cash bonus when the related option is exercised (or terminates in connection with the exercise of a stock appreciation right related to the option) in whole or in part. If an optionee purchases shares upon exercise of an option, and does not exercise a related stock appreciation right, the amount of the bonus shall be determined by multiplying the excess of the total Fair Market Value of the shares to be acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. The bonus percentage applicable to a bonus right shall be determined from time to time by the Plan Administrator but shall in no event exceed 75 percent.

9.3 Cash Bonus Rights in Connection With Stock Bonus. A cash bonus right granted in connection with a stock bonus will entitle the recipient to a cash bonus payable when the stock bonus is awarded or restrictions, if any, to which the stock is subject to lapse. If bonus stock awarded is subject to restrictions and is forfeited by the holder, the cash bonus right granted in connection with the stock bonus shall terminate and may not be exercised. The amount and timing of payment of a cash bonus shall be determined by the Plan Administrator.

9.4 Cash Bonus Rights in Connection With Stock Purchases. A cash bonus right granted in connection with the purchase of stock pursuant to Section 8 will entitle the recipient to a cash bonus when the shares are purchased or restrictions, if any, to which the stock is subject to lapse. Any cash bonus right granted in connection with shares purchased pursuant to Section 8 shall terminate and may not be exercised in the event the shares are forfeited by the holder pursuant to applicable restrictions. The amount of any cash bonus to be awarded and timing of payment of a cash bonus shall be determined by the Plan Administrator.

9.5 Taxes. The Corporation shall withhold from any cash bonus paid pursuant to Section 9 the amount necessary to satisfy any applicable federal, state and local withholding requirements.

10. Changes in Capital Structure. If the outstanding Common Stock of the Corporation is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation by reason of any recapitalization, reclassification, stock split, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Plan Administrator in the number and kind of shares available for awards under the Plan. In addition, the Plan Administrator shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that the optionee’s proportionate interest before and after the occurrence of the event is maintained. The Plan Administrator may also require that any securities issued in respect of or exchanged for shares issued hereunder that are subject to restrictions be subject to similar restrictions. Notwithstanding the foregoing, the Plan Administrator shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Plan Administrator. Any such adjustments made by the Plan Administrator shall be conclusive.

11. Effect of Liquidation or Reorganization.

11.1 Cash, Stock or Other Property for Stock. Except as provided in Section 11.2, upon a merger, consolidation, acquisition of property or stock, reorganization or liquidation of the Corporation, as a result of which the stockholders of the Corporation receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, each option outstanding under the Plan shall terminate and cease to be exercisable, unless assumed by the successor corporation or parent thereof.

11.2 Conversion of Options on Stock for Stock Exchange. If the stockholders of the Corporation receive capital stock of another corporation (“Exchange Stock”) in exchange for their shares of Common Stock in any transaction involving a merger, consolidation, acquisition of property or stock, separation or reorganization, the Plan Administrator may, at its sole discretion, (i) accelerate each or any outstanding option under the Plan so that each or any such option shall, immediately prior to the specified effective date for such transaction, become fully exercisable with respect to any number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares; (ii) arrange for each or any outstanding option to either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof; (iii) arrange for the option to be replaced by a comparable cash incentive program of the successor corporation based on the option spread (the amount by which the Fair Market Value of the shares of Common Stock at the time subject to the option exceeds the option price payable for such shares); or (iv) provided that 15 day advance written notice and an opportunity to exercise has been provided to the holder of each option where the consideration from such transaction equals or exceeds the exercise price of such option, allow the option to terminate as provided in Section 11.1 above. The determination of comparability under clauses (ii) and (iii) above shall be made by the Plan Administrator, and such determination shall be final and conclusive.

11.3 Incentive Options. The exercisability as incentive stock options under the Federal tax laws of any options accelerated in connection with this Section 11 shall remain subject to the applicable dollar limitation of Section 6.2(a).

12. Corporate Mergers, Acquisitions, etc. The Plan Administrator may also grant options, stock bonuses and cash bonuses and issue restricted stock under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock bonuses, cash bonuses and restricted stock granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Corporation pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Corporation or any Parent or Subsidiary corporation is a party.

13. Amendment of Plan; Compliance With Rule 701. The Board may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in Section 6.1(d), 6.2(f), 10 and 11, however, no change in an award, already granted shall be made without the written consent of the holder of such award. It is the intent of the Corporation that all provisions of the Plan comply with the requirements for exemption under Rule 701 of the Securities Act of 1933 and, to the extent any provisions of the Plan do not comply with the requirements of Rule 701, such provisions shall be deemed amended so as to comply with Rule 701 without further action by the Corporation or Plan Administrator.

14. Approvals. The obligations of the Corporation under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Corporation shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

15. Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (a) confer upon any Employee any right to be continued in the employment of the Corporation or any Parent or Subsidiary corporation or interfere in any way with the right of the Corporation or any Parent or Subsidiary corporation by whom such Employee is employed to terminate such Employee’s employment at any time, for any reason, with or without cause, or to decrease such Employee’s compensation or benefits; or (b) confer upon any person engaged by the Corporation any right to be retained or employed by the Corporation or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Corporation.

16. Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Common Stock until the date of issue to the recipient of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

Date Adopted by Board:	March 23, 2006

Date Approved by Stockholders:	July 24, 2006